Exhibit 23.1

SRCO Professional Corporation
Chartered Professional Accountants
Licensed Public Accountants
Park Place Corporate Centre
15 Wertheim Court, Suite 409
Richmond Hill, ON Canada L4B 3H7

Tel: 905 882 9500 & 416 671 7292
Fax: 905 882 9580
Email: sohail.raza@srco.ca
www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 Registration Statement on Form F-1 of our report dated September 8, 2025, except for Notes 1, 15 and 16, as to which the date is February 10, 2026, relating to the combined financial statements of CALM Chain International Limited and its subsidiary comprising the combined balance sheets as of May 31, 2025 and 2024 and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended May 31, 2025 and related notes.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS

Authorized to practice public accounting by the

Chartered Professional Accountants of Ontario

Richmond Hill, Ontario, Canada

August 26, 2026